UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):                      January 9, 2008
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio	44720-8077

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:                       (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or a Completed Interim Review.
(a) As previously disclosed, Diebold, Incorporated (the “Company”) has been in discussions with the Office of the Chief Accountant (the “OCA”) of the Securities and Exchange Commission (the “SEC”) with regard to its practice of recognizing certain revenue on a “bill and hold” basis in its North America business segment. As a result of those discussions, also as previously disclosed, the Company determined that it would discontinue its use of bill and hold as a method of revenue recognition in its North America business segment and international businesses.
     Based upon further discussions with the OCA, the Company has decided to change its revenue recognition policy. For revenue previously recognized on a bill and hold basis, the Company will now recognize revenue upon customer acceptance of products at a customer location. Within the North America business segment, when the Company is contractually responsible for installation, customer acceptance will be upon completion of installation of all of the items at a job site and Diebold’s demonstration that the items are in operable condition. In those instances when the Company is not contractually responsible for the installation, the company will continue to recognize revenue upon shipment of the products to a customer location.
     The Company’s revised method of recognizing revenue will be adopted immediately and comes after an in-depth analysis and review with its independent registered public accounting firm, KPMG LLP, the Audit Committee of the Company’s Board of Directors and the OCA. On January 9, 2008, management of the Company concluded that the Company’s financial statements for the fiscal years ended December 31, 2006, 2005, 2004 and 2003; the quarterly data in each of the quarters for the years ended December 31, 2006 and 2005; and the quarter ended March 31, 2007, must be restated to reflect the company’s revised accounting method and should no longer be relied upon. On January 14, 2008, the Company discussed this conclusion with the Audit Committee. In addition, management’s report on internal control over financial reporting contained in Form 10-K for the fiscal year ended December 31, 2006 should no longer be relied upon.
     On December 21, 2007, it was announced that as a result of the SEC’s ongoing investigation, the Company and the Audit Committee, in consultation with their outside advisors, have been reviewing other accounting items. While the review is not complete, any adjustments identified will be included in amendments to the Company’s financial statements.
     Management and the Audit Committee have discussed the matter disclosed in this current report on Form 8-K with KPMG LLP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2008	DIEBOLD, INCORPORATED
By /s/ Kevin J. Krakora
	Name:	Kevin J. Krakora
	Title:	Executive Vice President & Chief Financial Officer